Exhibit 99.1

Bain Capital Specialty Finance, Inc. Announces June 30, 2025 Financial Results and Declares Third Quarter 2025 Dividend of $0.42 per Share

BOSTON – August 5, 2025 – Bain Capital Specialty Finance, Inc. (NYSE: BCSF, the “Company”, “our” or “we”) today announced financial results for the second quarter ended June 30, 2025, and that its Board of Directors (the “Board”) has declared a dividend of $0.42 per share for the third quarter of 2025 and an additional dividend of $0.03 per share that was previously announced.

“BCSF reported solid second quarter results driven by high net investment income that covered our regular dividend by 112%. Our diversified investment portfolio remains healthy with low non-accruals,” said Michael Ewald, Chief Executive Officer of BCSF. “We also had a strong quarter of new origination activity reflecting our longstanding presence in the core middle market. We believe the Company remains well positioned within this market segment to continue generating attractive risk-adjusted returns for our shareholders.”

QUARTERLY HIGHLIGHTS

•	Net investment income (NII) per share was $0.47, equating to an annualized NII yield on book value of 10.7%(1);

•	Net income per share was $0.37, equating to an annualized return on book value of 8.3%(1);

•	Net asset value per share as of June 30, 2025 was $17.56, as compared to $17.64 as of March 31, 2025;

•	Gross and net investment fundings were $529.6 million and $27.3 million, respectively; ending net debt-to-equity was 1.20x, as compared to 1.17x as of March 31, 2025(2);

•	Investments on non-accrual represented 1.7% and 0.6% of the total investment portfolio at amortized cost and fair value, respectively, as of June 30, 2025; and

•

Subsequent to quarter-end, the Company’s Board of Directors declared a dividend of $0.42 per share for the third quarter of 2025 payable to stockholders of record as of September 16, 2025. The Board of Directors previously announced an additional dividend of $0.03 per share payable to stockholders of record as of September 16, 2025(3).

SELECTED FINANCIAL HIGHLIGHTS

($ in millions, unless otherwise noted)	Q2 2025	Q1 2025
Net investment income per share	$0.47	$0.50
Net investment income	$30.6	$32.1
Earnings per share	$0.37	$0.44
Dividends per share declared and payable	$0.45	$0.45

($ in millions, unless otherwise noted)	As of June 30, 2025	As of March 31, 2025
Total fair value of investments	$2,501.8	$2,464.9
Total assets	$2,774.3	$2,642.3
Total net assets	$1,139.0	$1,144.5
Net asset value per share	$17.56	$17.64

PORTFOLIO AND INVESTMENT ACTIVITY

For the three months ended June 30, 2025, the Company invested $529.6 million in 94 portfolio companies, including $241.8 million in 12 new companies, $272.8 million in 81 existing companies and $15.0 million in SLP. The Company had $502.3 million of principal repayments and sales in the quarter, resulting in net investment fundings of $27.3 million.

Investment Activity for the Quarter Ended June 30, 2025:

($ in millions)	Q2 2025	Q1 2025
Investment Fundings	$529.6	$277.2
Sales and Repayments	$502.3	$246.4

Net Investment Activity	$27.3	$30.8

As of June 30, 2025, the Company’s investment portfolio had a fair value of $2,501.8 million, comprised of investments in 185 portfolio companies operating across 29 different industries.

Investment Portfolio at Fair Value as of June 30, 2025:

Investment Type	$ in Millions	% of Total
First Lien Senior Secured Loan	$1,578.0	63.1%
Second Lien Senior Secured Loan	20.4	0.8
Subordinated Debt	91.1	3.6
Preferred Equity	180.7	7.2
Equity Interest	230.1	9.2
Warrants	0.8	0.0
Investment Vehicles	400.7	16.1
Subordinated Note in ISLP	190.7	7.7
Equity Interest in ISLP	50.8	2.0
Subordinated Note in SLP	151.9	6.1
Preferred and Equity Interest in SLP	7.3	0.3

Total	$2,501.8	100.0%

As of June 30, 2025, the weighted average yield on the investment portfolio at amortized cost and fair value were 11.4% and 11.4%, respectively, as compared to 11.5% and 11.5%, respectively, as of March 31, 2025(4)(5). 92.6% of the Company’s debt investments at fair value were in floating rate securities.

As of June 30, 2025, five portfolio companies were on non-accrual status, representing 1.7% and 0.6% of the total investment portfolio at amortized cost and fair value, respectively.

As of June 30, 2025, ISLP’s investment portfolio had an aggregate fair value of $717.7 million, comprised of investments in 39 portfolio companies operating across 17 different industries. The investment portfolio on a fair value basis was comprised of 96.5% first lien senior secured loans, 0.7% second lien senior secured loans and 2.8% equity interests. 100% of ISLP’s debt investments at fair value were in floating rate securities.

As of June 30, 2025, SLP’s investment portfolio had an aggregate fair value of $1,518.7 million, comprised of investments in 87 portfolio companies operating across 24 different industries. The investment portfolio on a fair value basis was comprised of 99.7% first lien senior secured loans and 0.3% second lien senior secured loans. 100.0% of SLP’s debt investments at fair value were in floating rate securities.

RESULTS OF OPERATIONS

For the three months ended June 30, 2025 and March 31, 2025, total investment income was $71.0 million and $66.8 million, respectively.

Total expenses (before taxes) for the three months ended June 30, 2025 and March 31, 2025 were $39.3 million and $33.7 million, respectively.

Net investment income for the three months ended June 30, 2025 and March 31, 2025 was $30.6 million or $0.47 per share and $32.1 million or $0.50 per share, respectively.

During the three months ended June 30, 2025, the Company had net realized and unrealized losses of $6.9 million.

Net increase in net assets resulting from operations for the three months ended June 30, 2025 was $23.7 million, or $0.37 per share.

CAPITAL AND LIQUIDITY

As of June 30, 2025, the Company had total principal debt outstanding of $1,565.5 million, including $263.0 million outstanding in the Company’s Sumitomo Credit Facility, $352.5 million outstanding of the debt issued through BCC Middle Market CLO 2019-1 LLC, $300.0 million outstanding in the Company’s senior unsecured notes due March 2026, $300.0 million outstanding in the Company’s senior unsecured notes due October 2026, and $350.0 million outstanding in the Company’s senior unsecured notes due March 2030.

For the three months ended June 30, 2025, the weighted average interest rate on debt outstanding was 4.9%, as compared to 4.8% for the three months ended March 31, 2025.

As of June 30, 2025, the Company had cash and cash equivalents (including foreign cash) of $37.6 million, restricted cash and cash equivalents of $136.9 million, $29.5 million of unsettled trades, net of receivables and payables of investments, and $592.0 million of capacity under its Sumitomo Credit Facility. As of June 30, 2025, the Company had $512.7 million of undrawn investment commitments.

As of June 30, 2025, the Company’s debt-to-equity and net debt-to-equity ratios were 1.37x and 1.20x, respectively, as compared to 1.27x and 1.17x, respectively, as of March 31, 2025(2).

Endnotes

(1)	Net investment income yields and net income returns are calculated on average net assets, or book value, for the respective periods shown.

(2)	Net debt-to-equity represents principal debt outstanding less cash and cash equivalents and unsettled trades, net of receivables and payables of investments.

(3)	The third quarter dividend is payable on September 30, 2025 to stockholders of record as of September 16, 2025.

(4)

The weighted average yield is computed as (a) the annual stated interest rate or yield earned on the relevant accruing debt and other income producing securities plus amortization of fees and discounts on the performing debt and other income producing investments, divided by (b) the total relevant investments at amortized cost or fair value. The weighted average yield does not represent the total return to our stockholders.

(5)

For non-stated rate income producing investments, computed based on (a) the dividend or interest income earned for the respective trailing twelve months ended on the measurement date, divided by (b) the ending amortized cost or fair value, as applicable. In instances where historical dividend or interest income data is not available or not representative for the trailing twelve months ended, the dividend or interest income is annualized.

CONFERENCE CALL INFORMATION

A conference call to discuss the Company’s financial results will be held live at 8:30 a.m. Eastern Time on August 6, 2025. Please visit BCSF’s webcast link located on the Events & Presentations page of the Investor Resources section of BCSF’s website at http://www.baincapitalspecialtyfinance.com for a slide presentation that complements the Earnings Conference Call.

Participants are also invited to access the conference call by dialing one of the following numbers:

•	Domestic: 1-833-316-2483

•	International: 1-785-838-9284

•	Conference ID: BAIN

All participants will need to reference “Bain Capital Specialty Finance—Second Quarter Ended June 30, 2025 Earnings Conference Call” once connected with the operator. All participants are asked to dial in 10-15 minutes prior to the call.

Replay Information:

An archived replay will be available approximately three hours after the conference call concludes through August 13, 2025 via a webcast link located on the Investor Resources section of BCSF’s website, and via the dial-in numbers listed below:

•	Domestic: 1-844-512-2921

•	International: 1-412-317-6671

•	Conference ID: 11159706

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share data)

	As of	As of
	June 30, 2025	December 31, 2024
	(Unaudited)
Assets
Investments at fair value:
Non-controlled/non-affiliate investments (amortized cost of $1,826,043 and $1,784,019, respectively)	$1,847,266	$1,773,742
Non-controlled/affiliate investments (amortized cost of $68,516 and $77,269, respectively)	63,735	75,733
Controlled affiliate investments (amortized cost of $594,957 and $585,702, respectively)	590,796	581,714
Cash and cash equivalents	27,843	51,562
Foreign cash (cost of $8,618 and $2,640, respectively)	9,734	1,963
Restricted cash and cash equivalents	136,908	45,541
Collateral on derivatives	9,208	9,755
Deferred financing costs	4,071	4,591
Interest receivable on investments	37,513	39,164
Interest rate swap	8,704	—
Receivable for sales and paydowns of investments	34,019	37,760
Prepaid insurance	856	197
Unrealized appreciation on forward currency exchange contracts	—	4,690
Dividend receivable	3,653	5,745

Total Assets	$2,774,306	$2,632,157

Liabilities
Debt (net of unamortized debt issuance costs of $11,515 and $4,929, respectively)	$1,562,578	$1,390,270
Interest payable	13,645	13,860
Payable for investments purchased	4,482	29,490
Collateral payable on derivatives	12,490	—
Unrealized depreciation on forward currency exchange contracts	13,642	1,185
Base management fee payable	9,257	9,160
Incentive fee payable	5,446	4,696
Accounts payable and accrued expenses	13,731	14,771
Distributions payable	—	29,053

Total Liabilities	1,635,271	1,492,485

Commitments and Contingencies (See Note 10)
Net Assets
Common stock, par value $0.001 per share, 100,000,000,000 and 100,000,000,000 shares authorized, 64,868,507 and 64,562,265 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	65	65
Paid in capital in excess of par value	1,164,045	1,159,493
Total distributable loss	(25,075)	(19,886)

Total Net Assets	1,139,035	1,139,672

Total Liabilities and Total Net Assets	$2,774,306	$2,632,157

Net asset value per share	$17.56	$17.65

See Notes to Consolidated Financial Statements

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Income
Investment income from non-controlled/non-affiliate investments:
Interest from investments	$44,292	$45,209	$85,964	$89,058
Dividend income	2,940	435	4,665	435
PIK income	7,501	5,643	14,107	10,710
Other income	4,158	3,141	6,991	8,396

Total investment income from non-controlled/non-affiliate investments	58,891	54,428	111,727	108,599
Investment income from non-controlled/affiliate investments:
Interest from investments	127	279	135	2,860
Dividend income	—	—	—	821
PIK income	13	143	30	458
Other income	—	—	42	—

Total investment income from non-controlled/affiliate investments	140	422	207	4,139
Investment income from controlled affiliate investments:
Interest from investments	9,807	9,618	18,955	18,783
Dividend income	2,123	7,803	6,909	15,249
PIK income	4	—	6	—

Total investment income from controlled affiliate investments	11,934	17,421	25,870	34,032

Total investment income	70,965	72,271	137,804	146,770

Expenses
Interest and debt financing expenses	21,772	17,631	40,676	35,687
Base management fee	9,257	8,769	18,325	17,587
Incentive fee	5,446	7,924	7,668	17,156
Professional fees	714	1,029	1,428	1,830
Directors fees	182	174	356	348
Other general and administrative expenses	1,928	2,477	4,499	4,920

Total expenses, net of fee waivers	39,299	38,004	72,952	77,528

Net investment income before taxes	31,666	34,267	64,852	69,242
Income tax expense, including excise tax	1,076	1,150	2,152	2,175

Net investment income	30,590	33,117	62,700	67,067

Net realized and unrealized gains (losses)
Net realized gain (loss) on non-controlled/non-affiliate investments	4,861	(5,340)	(16,125)	(7,876)
Net realized gain (loss) on non-controlled/affiliate investments	(711)	—	(3,678)	4,719
Net realized gain (loss) on foreign currency transactions	581	(446)	332	(423)
Net realized gain (loss) on forward currency exchange contracts	(1,409)	169	(3,814)	1,896
Net change in unrealized appreciation on foreign currency translation	1,484	177	1,919	(31)
Net change in unrealized appreciation on forward currency exchange contracts	(15,074)	163	(17,147)	1,404
Net change in unrealized appreciation on non-controlled/non-affiliate investments	7,507	8,502	31,500	19,060
Net change in unrealized appreciation on non-controlled/affiliate investments	(1,379)	21	(3,245)	(13,337)
Net change in unrealized appreciation on controlled affiliate investments	(2,728)	(7,273)	(173)	(8,294)

Total net loss	(6,868)	(4,027)	(10,431)	(2,882)

Net increase in net assets resulting from operations	$23,722	$29,090	$52,269	$64,185

Basic and diluted net investment income per share of common stock	$0.47	$0.51	$0.97	$1.04
Basic and diluted increase in net assets resulting from operations per share of common stock	$0.37	$0.45	$0.81	$1.00
Basic and diluted weighted average common stock outstanding	64,868,507	64,562,265	64,772,881	64,562,265

See Notes to Consolidated Financial Statements

About Bain Capital Specialty Finance, Inc.

Bain Capital Specialty Finance, Inc. is an externally managed specialty finance company focused on lending to middle market companies. BCSF is managed by BCSF Advisors, LP, an SEC-registered investment adviser and a subsidiary of Bain Capital Credit, LP. Since commencing investment operations on October 13, 2016, and through June 30, 2025, BCSF has invested approximately $9,497.4 million in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. BCSF’s investment objective is to generate current income and, to a lesser extent, capital appreciation through direct originations of secured debt, including first lien, first lien/last out, unitranche and second lien debt, investments in strategic joint ventures, equity investments and, to a lesser extent, corporate bonds. BCSF has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Forward-Looking Statements

This letter may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this letter may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the U.S. Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this letter.

Investor Contact:

Katherine Schneider

Tel. (212) 803-9613

investors@baincapitalbdc.com

Media Contact:

Charlyn Lusk

Tel. (646) 502-3549

clusk@stantonprm.com